UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20519

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ] Preliminary Proxy Statement
[   ] Confidential, for Use of the Commission Only
(as permitted by Rule 14a-6(e)(2))

[   ] Definitive Proxy Statement

[   ] Definitive Additional Materials

[X] Soliciting Material Pursuant to 240.14a-12

Saxon Capital, Inc.
Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[   ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing:

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

[FORM OF RESPONSE LETTER]

[Date]

[Name]
[Address]
[Address]

Dear Sir or Madam,

We have received your letter of [Date] addressed to Mr. Michael Sawyer and Mr. Robert Eastep regarding our recent announcement of our agreement to be acquired by Morgan Stanley. We will pass your letter on to members of our Board of Directors for their consideration.

Please be assured that our Board of Directors takes its fiduciary responsibilities to our shareholders very seriously. The Board went through a very careful and deliberative process in this matter, which will be fully described in the proxy statement that we expect to file shortly. You should be receiving a copy of the proxy statement in the mail, but I will ask our investor relations department to be sure that one goes to you. You will also be able to download a copy of the proxy statement from our company website once it has been filed.

With kind regards,

Bobbi J. Roberts
Vice President, Investor Relations

4860 Cox Road ● Glen Allen, VA 23060

Additional Information and Where to Find It

The proposed transaction with Morgan Stanley will be submitted to a vote of Saxon’s shareholders, and Saxon will file with the SEC a proxy statement to be used to solicit the shareholders’ approval of the proposed transaction, as well as other relevant documents concerning the proposed transaction. Shareholders of Saxon are urged to read the proxy statement regarding the proposed transaction and any other relevant documents filed with the SEC when they become available because these documents will contain important information. A free copy of the proxy statement, as well as other filings containing information about Saxon, may be obtained at the SEC’s Internet site at http://www.sec.gov. Copies of the proxy statement and the SEC filings that will be incorporated by reference in the proxy statement can also be obtained, without charge, by directing a request to Bobbi J. Roberts, Vice President, Investor Relations, 4860 Cox Road, Suite 300 Glen Allen, Virginia 23060, or by phone at (804) 967-7879.

Participants in the Solicitation

Saxon Capital and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of Saxon who are asked to vote in connection with the proposed transaction with Morgan Stanley. Information regarding Saxon’s directors and executive officers is available in Saxon’s proxy statement for its 2006 annual meeting of shareholders, which was filed with the SEC on April 20, 2006. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC related to the transaction when they become available.